As filed with the Securities and Exchange Commission on November 6, 2002

                        Registration Statement No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ENER1 TECHNOLOGIES, INC.
                            ------------------------
                 (Name of Small Business Issuer in its Charter)

                            ------------------------

            Florida                       3612                    02-0645403
            -------                       ----                    ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Number)     Identification No.)

                            ------------------------

                              1601 Clint Moore Road
                              Boca Raton, FL 33487
                                  561-997-6227
          (Address and telephone number of principal executive offices)

                            ------------------------

                                   Peter Novak
                                 Vice President
                            Ener1 Technologies, Inc.
                              1601 Clint Moore Road
                              Boca Raton, FL 33487
                                  561-997-6227
            (Name, address and telephone number of agent for service)

                            ------------------------

                                   Copies to:
                            James M. Schneider, Esq.
                               Adorno & Yoss, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301
                            Telephone: (954) 763-1200
                          Facsimile No. (954) 766-7800

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

=========================================================================================
                         CALCULATION OF REGISTRATION FEE
=========================================================================================
Title of Each           Amount
Class of Securities     to be              Offering Price                    Registration
to be Registered        Registered         Per Security     Offering Price       Fee
-----------------------------------------------------------------------------------------
Common Stock, $.0001
Par value               103,149,000 (1)       $.01(2)       $1,031,490          $95.00
-----------------------------------------------------------------------------------------
Total Amount Due                                                                $95.00
=========================================================================================

         (1) Shares of common stock of the registrant being distributed to shareholders of Ener1, Inc.
         (2) Based upon the estimated maximum fair market value of the registrant's common stock on November 5, 2002 solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

         The registrant will amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting under Section 8(a), may determine.

                  Subject to completion dated November 6, 2002

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD BY THE HOLDERS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                            Ener1 Technologies, Inc.

                            Dividend Distribution of

                       103,149,000 Shares of Common Stock


THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

         To the shareholders of Ener1, Inc. of record on ___________, 2002.

         The distribution is made on the basis of one share of Ener1 Technologies, Inc. common stock for every three shares of Ener1, Inc. common stock held by the Ener1, Inc.'s shareholders on the record date.

         There is currently no public market for Ener1 Technologies, Inc.'s common stock.

         We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of November __, 2002.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is _____________2002


                                TABLE OF CONTENTS

                                                                                                    Page
Prospectus Summary...............................................................................    3
Summary Financial Data...........................................................................    4
Risk Factors.....................................................................................    5
The Distribution.................................................................................    8
Federal Income Tax Consequences..................................................................    9
Dividend Policy..................................................................................   10
Management's Discussion and Analysis of Financial
   Condition and Results of Operations...........................................................   10
Business.........................................................................................   12
Management.......................................................................................   16
Certain Relationships and Related Transactions...................................................   20
Principal Shareholders...........................................................................   20
Description of Securities........................................................................   22
Certain Market Information.......................................................................   23
Legal Matters....................................................................................   24
Experts..........................................................................................   24
Index to Financial Statements....................................................................   F-1

                               PROSPECTUS SUMMARY

OUR COMPANY

         Ener1 Technologies, Inc., a development stage company, was incorporated on June 13, 2002 in the State of Florida. Using our licensed, patent-pending, EnerWatch(TM) technology, we intend to produce and commercialize products that improve energy management for power transmission companies and electric utilities by monitoring and reducing transients and reducing power transmission losses. Transients are abnormal variations or fluctuations in the level of electrical transmissions. We believe that this technology can reduce the need for additional capital investment in power transmission lines and extend the life of existing power transmission lines. In addition, it may be used to detect harmful radiation. Our principal executive offices are located at 1601 Clint Moore Road, Boca Raton, Florida 33487. Our telephone number is (561) 997-6227, and our fiscal year end is December 31.

         We were formed as a wholly-owned subsidiary of Ener1, Inc. Because our target markets are significantly different than those of Ener1, Inc., and to permit Ener1, Inc. to focus exclusively on the development and expansion of its other businesses, and because Ener1, Inc. determined that it was appropriate to share aspects of its success with its shareholders, Ener1, Inc. determined to issue a dividend to its shareholders of record as of _________, 2002, whereby each Ener1, Inc. shareholder would receive one share for every three shares of Ener1, Inc. common stock owned on the record date. That dividend will result in the distribution of approximately 103,149,000 shares, or 100% of our issued and outstanding common stock, to Ener1, Inc. shareholders. After the distribution, Ener1 Group, Inc. will own approximately 99,209,132 shares or 96% of our issued and outstanding common stock.

         When used herein, the terms "Ener1 Technologies," "we," "our," and "us" refers to Ener1 Technologies, Inc., a Florida corporation. The information appearing on our or our affiliates' web sites is not part of this prospectus.

                                  THE OFFERING

Common stock to be issued in the distribution        103,149,000 shares

Common stock outstanding before the offering         103,149,000 shares

Common stock outstanding after the offering          103,149,000 shares

                             SUMMARY FINANCIAL DATA

         The following summary of our financial information has been derived from our consolidated financial statements that are included in this prospectus.

Statement of operations data:
                                          Period from Inception through
                                                 August 31, 2002
                                                 ---------------
                                                    (audited)

Net sales                                            $       0
Gross profit                                         $       0
Loss from operations                                 $ 118,787
Net loss                                             $ 118,787


Balance sheet data:
                                                  August 31, 2002
                                                  ---------------
                                                     (audited)

Current assets                                        $      0
Current liabilities                                   $131,130
Working capital deficit                               $131,130
Total assets                                          $ 13,343
Long-term debt                                        $      0
Deficiency in assets                                  $117,787

                                  RISK FACTORS

         BECAUSE WE HAVE LIMITED OPERATING HISTORY WE ARE SUBJECT TO A NUMBER OF RISKS AS WE CONTINUE TO DEVELOP OUR BUSINESS, INCLUDING, BUT NOT LIMITED TO, MANAGING OUR EXPENSES, DELAYS IN DEVELOPING OUR ENERWATCHTM TECHNOLOGY, AND PROBLEMS AND DIFFICULTIES IN PENETRATING OUR TARGET MARKETS. IF WE ARE UNSUCCESSFUL IN ADDRESSING THESE RISKS, OUR FUTURE RESULTS OF OPERATIONS WILL BE MATERIALLY ADVERSELY AFFECTED.

         We have limited operating history upon which an evaluation of management's performance and our future prospects can be made. Through August 31, 2002, we had sustained losses since inception of $118,787 and a working capital deficit of $131,130. Our ability to generate revenues is dependent upon a number of factors, including the viability of our business model. There can be no assurances whatsoever that we will be able to reduce our losses or successfully implement our business model, penetrate our target markets or attain a wide following for our products and services. We are subject to all the risks inherent in a start-up enterprise. Our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.

         As a result of these conditions, our independent certified public accountants included an explanatory paragraph in their report dated October 4, 2002. Their report indicated that these conditions raised substantial doubt about our ability to continue as a going concern.

         ANY ABILITY WE MAY HAVE TO DEVELOP SIGNIFICANT REVENUES WILL BE ADVERSELY AFFECTED IF WE ARE UNABLE TO OBTAIN PATENT PROTECTION ON THE ENERWATCH TECHNOLOGY.

         The patent embodying the EnerWatch(TM) technology that we have licensed has not yet been awarded, and the application on file with the U.S. Patent and Trademark Office may not be approved for a significant period of time or may not be approved at all. If we are unable to receive adequate patent protection, others may be able to use our technology, which would decrease the value of our products.

         THE ELECTRIC POWER INDUSTRY MAY NOT ACCEPT OUR TECHNOLOGY OR THE SOLUTIONS THAT ARE BASED ON THAT TECHNOLOGY.

         The success of our company is dependent on the acceptance of our product by the electric power industry. To date, we have not presented a commercial product to the electric power industry nor have we had any confirmation from the electric power industry that our proposed product would be accepted. Until our technology receives industry acceptance, we will remain a development stage company. If our technology ultimately fails to receive industry acceptance our business will fail.

         WE HAVE LIMITED PRODUCT LIABILITY INSURANCE THROUGH OUR MAJORITY SHAREHOLDER WHICH IN THE EVENT OF ANY LEGAL ACTION BY THIRD PARTIES COULD RESULT IN SIGNIFICANT LEGAL DEFENSE FEES AS WELL AS DAMAGES FOR OUR LIABILITY ADVERSE EFFECTING OUR FINANCIAL CONDITION.

         It may be difficult or impossible to us to limit our potential liability in connection with the products that we intend to offer. Given the substantial size and marketing power of our intended customers and the nature of the risks that our products will be designed to cover. We may have to rely on unrelated companies to whom we may license our products in the future to provide liability insurance. A company that we license our products may not be able to obtain product liability insurance.

         THE LOSS OF PETER NOVAK'S SERVICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Our future success depends on key personnel and our ability to attract and retain qualified employees. In particular, we are substantially dependent on the services of Peter Novak, through an employment services agreement. Although we currently have a two-year agreement with Mr. Novak for his services, the loss of his services could substantially impact the development of our operations.

         ONE OR MORE REGULATORY AGENCIES MAY IMPOSE REQUIREMENTS ON OUR PROPOSED TECHNOLOGY, WHICH COULD MAKE IT DIFFICULT, UNPROFITABLE OR IMPOSSIBLE TO MARKET OUR PROPOSED PRODUCTS.

         It is unclear whether our proposed technology will be subject to current or future regulation or a law. Current or future regulatory agencies may impose requirements on our technology once it becomes a viable product. The enactment of stricter laws or regulations, or the implementation of more aggressive enforcement policies could adversely effect our future product and future operations.

         OUR COMMON STOCK MAY NOT HAVE A TRADING MARKET, WHICH WILL MAKE RESALES OF THE STOCK MORE DIFFICULT.

         While we plan for our common stock to be listed for quotation and trading on the OTC Bulletin Board or other trading market at some future date following the date of this prospectus, we cannot assure you that a public market will develop, or if one develops, that our shares of common stock will have any measure of liquidity. Even if a trading market develops, the actual future trading value of our common stock, if any, is unclear and unpredictable, and may depend on many factors. Unless and until a stable trading market for our common stock develops, the market price for our common stock may fluctuate significantly. We recommend that you obtain current market quotations prior to deciding whether to invest in our common stock.

         IF WE ESTABLISH A PUBLIC MARKET FOR OUR COMMON STOCK, THE TRADEABILITY OF OUR COMMON STOCK MAY BE LIMITED UNDER THE PENNY STOCK REGULATIONS OF THE SECURITIES EXCHANGE ACT OF 1934.

         In the event we are successful in establishing a public market for our common stock, and the trading price of our common stock is less than $5.00 per share, our common stock would be considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. A market in our common stock may never develop due to these factors.

         THE DISTRIBUTION OF COMMON STOCK BY ENER1 TECHNOLOGIES TO THE ENER1, INC. SHAREHOLDERS WILL BE A TAXABLE TRANSACTION.

         The distribution of our shares of common stock is a dividend under
Section 301 of the Internal Revenue Code and as a result, non-corporate shareholders may be required to report a taxable gain or income.

         CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

         Some of the information in this prospectus may contain "forward-looking statements," within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in or incorporated by reference into this prospectus. The risk factors noted in this section and other factors noted throughout this prospectus or incorporated herein, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                                THE DISTRIBUTION

SECURITIES TO BE DISTRIBUTED

         The distribution is for a total of 103,149,000 shares of our common stock.

         These shares represent 100% of our outstanding common stock. After the distribution, Ener1, Inc. shareholders other than Ener1 Group will own approximately 2,062,980 shares (2%) of the outstanding shares of Ener1 Technologies. Ener1 Group, Inc. will own approximately 99,209,132 shares (96%) of the outstanding shares of Ener1 Technologies.

         No consideration will be paid by shareholders of Ener1, Inc., nor will they be required to surrender or exchange shares of Ener1, Inc.'s common stock or take any other action to receive shares of our common stock in the distribution.

         If you were to be a record owner of Ener1, Inc.'s common stock as of _________, 2002, Ener1 Technologies' common stock will be registered in book-entry form in the records of our transfer agent. After the date of this prospectus, we will deliver certificates to you, upon your written request. If you own your Ener1, Inc's common stock in street name, Ener1 Technologies' common stock will be credited to your brokerage account. Contact your broker for more information.

         Stock certificates of affiliates of Ener1, Inc. and Ener1 Technologies, their officers, directors and principal shareholders will be legended in order to reflect restrictions on disposition required by securities laws, and appropriate stop-transfer instructions will be noted in respect to the shares with our transfer agent, Registrar & Transfer Company.

DISTRIBUTION RATIO

         Ener1, Inc. shareholders participating in the distribution will receive one share of our common stock for every three shares of Ener1, Inc. held by them as of the record date. In addition, Ener1, Inc. warrant holders on the record date will receive, upon exercise of their Ener1, Inc. warrants, one share of our common stock for every three shares of Ener1, Inc. common stock received.

RECORD DATE

         The record date for the distribution was the close of business on _________, 2002. A copy of this prospectus is being mailed to each Ener1, Inc. shareholder of record as of the record date.

DISTRIBUTION DATE

         The distribution is expected to occur at the close of business on the distribution date, i.e., on or about_________, 2002. On or about the distribution date, the distribution agent will commence mailing account statement reflecting ownership of shares of common stock to holders of Ener1, Inc. common stock as of the close of business on the record date.

DISTRIBUTION AGENT AND REGISTRAR

         Registrar & Transfer Company will initially serve as the distribution agent for the distribution, and is also the transfer agent and registrar for our common stock. The address of Registrar & Transfer Company is 10 Commerce Drive, Cranford, NJ 07016-3572, and its telephone number is (800) 866-1340.

POSSIBLE STATE RESTRICTIONS ON SALES OF THE ENER1 TECHNOLOGIES' COMMON STOCK

         The distribution of our common stock and subsequent resales by our shareholders will be required to be undertaken in compliance with the laws of each jurisdiction in which these shareholders reside. Distribution of our shares of common stock will not be registered under the state securities laws of any jurisdiction in which the distribution is being made in reliance on exemptions provided under these laws. Shareholders receiving shares and desiring to resell or otherwise dispose of the shares and their broker-dealers will be required to establish the existence of a secondary trading exemption under the applicable state securities laws prior to any disposition. We recommend that shareholders provide these broker-dealers with a copy of this prospectus in conjunction with any contemplated sale of the shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 which can be read and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus is part of that registration statement. Information about the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The registration statement is also available to the public from commercial document retrieval services, or via EDGAR on the SEC's web site at www.sec.gov.

         Before the date of this prospectus we have not been required to file reports with the SEC under the Securities Exchange Act of 1934. Upon effectiveness of the registration statement, we will begin filing quarterly, annual and other reports with the SEC. These reports will be available from commercial document retrieval services or via EDGAR. We intend to furnish our shareholders with annual reports, which will include financial statements audited by independent accountants, and other periodic reports as we may choose to provide, or as we are required by law.

                         FEDERAL INCOME TAX CONSEQUENCES

         We believe that, although the distribution of our shares of common stock is referred to as a "spin-off" under federal securities laws, for federal income tax purposes it will be taxed as a dividend under Section 301 of the Internal Revenue Code. As a result, shareholders could be required to report taxable gain or income on distribution. Since we will have minimal tangible assets and limited existing operations on the date of distribution, we believe that the fair market value of the shares on the record date will be limited for federal income tax purposes. Each shareholder may be required to report his or her allocable share of the fair market value as a taxable dividend. The shareholder's basis in our common shares received will be the taxable dividend realized on the distribution. We will send a statement at the end of the year to the shareholders advising how many shares the shareholder received as a dividend. Shareholders are encouraged to consult with their own tax advisors regarding their tax situation.

                                 DIVIDEND POLICY

         We expect to retain all earnings generated by our operations for the development and growth of our business, and do not anticipate paying any cash dividends to our shareholders in the foreseeable future. The payment of future dividends on the common stock and the rate of the dividends, if any, will be determined by our board of directors in light of our earnings, financial condition, capital requirements and other factors.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The following analysis of the results of operations and financial condition of Ener1 Technologies should be read in conjunction with the financial statements included elsewhere in this prospectus.

         On ___________, 2002, Ener1, Inc.'s board of directors made the decision to spin-off the shares of our company. The spin-off will be effected by a distribution to participating Ener1, Inc. shareholders of record at the close of business on _________, 2002. For every three shares of Ener1, Inc. common stock held on the record date, the holder will receive one share of Ener1 Technologies' common stock, resulting in the issuance of a total of 103,149,000 shares of Ener1 Technologies common stock.

         For accounting purposes, we will report the distribution as a "spin-off" under generally accepted accounting principles. The information contained in this prospectus indicates our results of operations and financial condition that would have been reported for the periods indicated had the distribution occurred on the first day of the periods discussed.

         Since commencement of initial operations (beginning on the date of the original patent license grant January 23, 2002) through August 31, 2002, and through the date of this prospectus, we have not generated any revenues.

         Total expenses, which include consulting fees, travel, insurance and other expenses, were $118,787 for the period January 23, 2002 through August 31, 2002. The costs incurred in the current quarter are primarily attributable to management's efforts to develop the company's business plan.

         We incurred a net loss of $118,787 for the period from commencement through August 31, 2002.

         Shareholder advances in the amount of $109,391 were used to pay all expenses and costs of operations.

LIQUIDITY AND CAPITAL RESOURCES

         At August 31, 2002, we had shareholder's deficiency in assets of $117,787, tangible net worth of $0 and a working capital deficiency of $131,130. Since commencement of our operations, we have incurred losses of approximately $118,787. Our costs and expenses had been funded by capital contributions and advances from Ener1, Inc. and its affiliates of $109,391. These funds were used for product development and operating expenses.

         We have no other material commitments for capital expenditures. Other than cash generated from our operations, and additional financing and financing commitments from affiliates, we have no external sources of liquidity. We believe that we have sufficient liquidity to meet all of our cash requirements for the next 12 months.

         Net cash used in operations during the period from commencement of our operations through August 31, 2002 was $96,129. Cash was expended primarily for the development of new products and operating expenses.

PLAN OF OPERATION

         We will continue to operate during the next twelve months through intercompany advances, including a new $300,000 intercompany line of credit extended by the Ener1 Group, Inc., the majority shareholder of Ener1, Inc. In the event that we are unable to reach a positive cash flow within that period or to otherwise obtain financing for continued cash flow requirements, the terms of the line of credit provide for an additional $200,000 of funding during the succeeding twelve months.

         Planned capital expenditures are expected to be consistent with past expenses, with necessary equipment to be provided under intercompany services arrangements, for nominal consideration. We do not anticipate expenses exceeding our intercompany lines of credit. If we obtain industry validation for our product , we expect that we will need additional capital for marketing expenses. However, at the time of validation we expect that we will be able to obtain financing on commercially reasonable terms.

         We do not intend to hire significant numbers of additional employees during the next 12 months, but rather will obtain the services required from outside consultant agreements or through technical assistance from our affiliates.

                                    BUSINESS

OUR BUSINESS

         Ener1 Technologies, Inc. is a Florida corporation, formed on June 13, 2002. Our primary asset currently is a License and Royalty Agreement, which was originally executed on January 23, 2002 and which has been assigned to us by the former licensee, EnerNow Technologies, Inc. (formerly Inprimis Technologies, Inc.), a subsidiary of Ener1, Inc. Under this license, we have the right to exploit the EnerWatch(TM) technology contained in a current patent application owned by the licensor, relating to detection, monitoring, avoidance and removal of the transmission losses and potentially otherwise harmful effects of unusual oscillations of electrical power (and related electromagnetic waves) in electrical circuits and systems. We obtained our license based on our expectation of commercializing the underlying pending patent-pending technology. For additional information on the license, please see the below section entitled "License and Royalty Agreement."

         We are a development stage company. Our mission is to use our license to provide new lines of innovative products that

         o allow electric utility providers to improve their energy management, reliability, and security, and

         o facilitate the detection, monitoring, avoidance and removal of potential harmful effects of the unusual oscillations described above in electric power transmission equipment.

SPIN-OFF

         Because our target markets are significantly different than those of Ener1, Inc., and to permit Ener1, Inc. to focus exclusively on the development and expansion of its other businesses, and because Ener1, Inc. determined that it was appropriate to share aspects of its success with its shareholders, Ener1, Inc. determined to issue a dividend to its shareholders of record as of _________, 2002, where each Ener1, Inc. shareholder would receive one share of our common stock for every three shares of Ener1, Inc. common stock owned on the Record Date. That dividend will result in the distribution of 103,149,000 shares, or 100% of our issued and outstanding common stock, to Ener1, Inc. shareholders. After the distribution, Ener1 Group, Inc. will own approximately 96% of our issued and outstanding capital stock.

         On the record date, Ener1, Inc. had approximately ___ shareholders. We filed this registration statement with the Securities and Exchange Commission to register the distribution to Ener1, Inc.'s shareholders. The distribution will be effective on the date the SEC declares the registration statement effective. We do not know, however, when this registration statement will be declared effective. Upon effectiveness of the registration statement, we will become subject to the reporting requirements of the Securities Exchange Act of 1934, and thereafter will be required to file proxy statements and annual, quarterly and other reports with the SEC. At some future date after the registration statement is declared effective, we will seek to have our common stock approved for quotation on the OTC Bulletin Board.

NATURE OF THE ENERWATCH TECHNOLOGIES AND WHAT THEY OFFER

         The destructive and harmful effects of oscillations or fluctuations in electrical circuits and systems are far more common than those associated with other forms of energy. These oscillations, which are sometimes referred to as transients, are essentially the means by which an electrical circuit or system adjusts itself to change in internal or external conditions. These oscillations can result in significant transmission losses in the distribution of electric power through conventional power lines.

         Existing products that merely detect voltage levels and similar attributes are not capable of sensing or adjusting the electrical circuit or system to these oscillations. We believe that our licensed technology allows us to accomplish this task through examining the high frequency portion of electrical circuits and systems and detecting and removing or neutralizing the more complex oscillations in power transmission lines which lead to losses of electrical energy. These losses result from many causes, including chemical changes in the material of the wires on any given section of the power transmission line involved and in the materials of the objects on the ground nearby the line section involved. We believe, on the basis of the testing we have done, that our technology will allow us to detect, monitor, control and mitigate these effects and thereby improve the energy efficiency and lifetime of the electrical circuits or systems involved. We also believe that this process will have the added benefit of limiting potentially harmful emissions associated with these power losses.

         Our study and testing indicates that the EnerWatch technology offers several advantages over other approaches to energy management that are currently being used:

         o We plan to measure oscillations, both as to space and duration attributes. The space aspect includes not only the electrical circuit or system involved, but also the electromagnetic fields surrounding the conductors of the electrical current.

         o We plan to apply detection and measurement methods to the higher frequency portions of electric power transmission, which is where our testing has determined that the abnormal oscillations tend to exist.

         o Our field measurements for detection and mitigation are non-invasive from the measurement point-of-view. This is expected to save time and money for the customer and reduce the need for mechanical changes to implement our solutions.

         o Our proposed product would predict the onset of the abnormal oscillations from data gathered and calculate required line corrections.

OUR MARKETS AND PRODUCTS

         The electric power transmission industry is a major factor in the national economy. Its capital expenditures are high, and its risk posture relative to potentially harmful effects of potential electromagnetic waves is a subject of widespread concern, from both electric utility risk management and regulatory standpoints. We believe that, with our licensed technology, we can offer products to this industry (and potentially to other industries) that will increase the efficiency of electric power and related transmissions, while at the same time limiting the potential for harmful effects of oscillation and similar phenomena on both power transmission equipment and human consumers.

         Our products will consist of both hardware and software, which would be installed at appropriate locations proximate to the power transmission equipment, so as to allow our devices to detect, report, monitor and mitigate the transients and other related problem effects.

         We have developed a pre-prototype unit of our power line controller, which we are preparing to test with a major energy provider. This unit is produced with relatively inexpensive, readily available components. It includes a computer, a highly sensitive and advanced antenna device and software for data gathering and analysis. Additional software, which we are in the process of developing, will be necessary for the complete implementation of the energy management technology. We plan to obtain validation of our proposed product through testing with energy provider customers who have expressed an interest in taking advantage of what we are offering. This will allow us to make any adjustments necessary in our hardware and software before beginning production. We will make a decision on whether to manufacture internally or to out-source the production of our hardware based on the relative profit that each alternative offers.

DISTRIBUTION

         We intend to distribute our products, when developed, directly to electric power transmission companies. We also anticipate that we may engage in consulting and engineering contracts with such customers. We will establish agreements under which our compensation may be based on the measured reductions in power transmission losses and/or reduction in the oscillations or other effects that we can accomplish, and possibly sublicense agreements with our customers or associate vendors.

THE LICENSE AND ROYALTY AGREEMENT

         The licensor is Vector Energy Corporation, a company that owns the underlying patent-pending technology by virtue of an assignment of the underlying pending patent from Ener1 Group, Inc., which also assigned its licensor rights and obligations under the license to Vector Energy Corporation. Both companies are our affiliates. The license is worldwide in scope and has a ten-year term, of which the first five years is exclusive. The terms of the license also allow us to transfer the license to an affiliate, if we desire. We also have the right to sublicense. The license includes an exclusive license of the trademark "EnerWatch," although we may develop alternative or additional trademarks for the products that we intend to market. There is no minimum royalty, but rather a 7.5% royalty on all revenue derived from the licensed technology. The license is protected against any change of ownership in the underlying patent-pending technology and will remain in effect whether or not the patent is actually issued.

MATERIAL AGREEMENTS

         In addition to the license, we have a two-year employment agreement with Peter Novak, under which he provides technical services on a part-time basis. We also use the services of a scientist through a professional services consulting agreement that is currently with a subsidiary of Ener1, Inc. We expect this agreement to be assigned to us in the near future.

COMPETITION

         We are not aware of any other companies with a similar business model, though they may exist. The technology that we have licensed is embodied in a patent application on file with the U.S. Patent and Trademark Office. We believe that the existence of this application (and the patent itself, if granted) will provide us with some degree of competitive protection in connection with our planned exploitation of the licensed technology in our target markets.

         Notwithstanding the foregoing, our business may be expected to compete with other companies in the energy management and environmental safety areas. Those competitors that may arise may have greater name recognition and financial resources than we do. We believe that we will be able to compete with such other companies by emphasizing the uniqueness and value of our products and through the intellectual property protection afforded by the pending patent.

INTELLECTUAL PROPERTY

         The pending patent that is the subject of the license is United States Patent Application No. 10/040,753 filed on November 9, 2001, entitled CURRENT CONDUCTING PART OF POWER TRANSMISSION LINE. Vector Technology Corporation owns the EnerWatch technology that is the subject of this patent application, by virtue of an assignment from Ener1 Group, Inc. The assignment is subject to the rights of BZINFIN, SA (a major shareholder of Ener1 Group and a shareholder of Vector), under a Security Agreement between Ener1 Group and BZINFIN. Under the Security Agreement, the technology embodied in the patent application is pledged as security for Ener1 Group's repayment of a loan from BZINFIN. BZINFIN has been the primary source of capital for the development of the EnerWatch(TM) technologies that are the subject of the above patent application. However, the license agreement will remain in effect despite any changes in the ownership of the underlying technology.

         Under the license, we also have the right to use the EnerWatch trademark.

SPECIAL FACTORS RELATED TO OUR INDUSTRY AND GOVERNMENT REGULATION

         The electric utility and power transmission industries are still subject to various regulations, notwithstanding the deregulation that has occurred in those industries in recent years. Such regulations range from safety and environmental to financial reporting and trade regulation. We believe that, as we intend to market and install devices designed to increase the energy efficiency of the industries involved, we will not be subject to any burdensome legislation. However, we cannot predict what future regulatory actions may be taken in this regard. In the event that we market any of our proposed products or services for the specific purpose of improving the health and/or safety aspects of electric power transmission or related industries, we believe that our products and services could become subject to applicable health and safety regulations, as well as fair trade and other regulations regarding our claims and performance.

PROPERTY

         We have been using limited office space and equipment from Ener1, Inc. at its offices in Boca Raton, Florida. On February 13, 2003, Ener1, Inc.'s lease for that space terminates, at which time, we will either extend our arrangement or move to other facilities to be provided by Ener1, Inc.'s controlling stockholder, Ener1 Group, Inc., in Ft. Lauderdale, Florida. We believe that these facilities are adequate to meet our current requirements, although we anticipate that we may obtain additional or substitute space, as needed.

LEGAL PROCEEDINGS

         We are not a party to any legal proceedings.

EMPLOYEES AND RELATED MATTERS

         As of October 1, 2002, we employed three people, all of whom are management personnel. We believe our relations with our employees are generally good and we have no collective bargaining agreements with any labor unions.

         In addition to the above, we make use of the services of Salvatore Morgera under a Professional Services Consulting Agreement.

         We also receive technical services and administrative services, from time to time from one or more affiliates under intercompany services arrangements.

                                   MANAGEMENT

         The following table sets forth the names and ages of our directors and executive officers. Our directors and officers were appointed to serve in their respective positions upon our inception, except that Michael Zoi was appointed an officer of our company on September 1, 2002. Our officers currently provide approximately 20% of their working time to our company. Their commitment to our company will increase s our business develops.

Name                       Age              Position
----                       ---              --------

Michael Zoi                37               Director and President
Peter Novak                50               Director and Vice President
R. Michael Brewer          59               Chief Financial Officer

         MICHAEL ZOI has served as a director of Ener1, Inc. since February 2002. Since 2001, he has been the president and a director of Ener1 Group, Inc. Since 1991, Mr. Zoi has worked with Peter Novak, focusing on bringing advanced electronic technologies to market.

         PETER NOVAK has served as a director of Ener1, Inc. since February 2002. Since 2001, he has been the chief technology officer and a director of Ener1 Group, Inc., a privately held company that funds and provides management assistance to new technologies. Ener1 Group is the majority shareholder of Ener1, Inc. Since 1991, Mr. Novak has worked with Mike Zoi, focusing on bringing advanced electronic technologies to market.

         R. MICHAEL BREWER has served as senior vice president of finance and chief financial officer for Ener1, Inc. since June 2000. Mr. Brewer previously served as senior vice president of finance and chief financial officer for Ener1, Inc. from 1994 to 1998. From 1994 through June 2000, he served as chief financial officer and vice president of finance for Park 'N View, an integrated voice, data, and telephony provider to the long-haul trucking industry. Prior to 1994 he was vice president of finance for Mite Corporation, a manufacturer of telecommunications PBX systems, where he was responsible for all financial affairs for Mite Corporation's North American operations, including its manufacturing facilities in Puerto Rico, Florida, New York, and Mexico.

         All directors hold office until the next meeting of our shareholders and until their successors are elected and qualified. Officers hold office until the first meeting of directors following the meeting of shareholders and until their successors are elected and qualified subject to earlier removal by the board of directors.

LIMITATIONS ON DIRECTORS' LIABILITIES

         Our articles of incorporation limits, to the maximum extent permitted under Florida law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in circumstances involving wrongful acts, for example a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law

         Florida law permits us to indemnify officers, directors or employees against expenses, including attorney's fees, judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which the action suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses as the cost deems proper individuals who successfully defend this type of action are entitled to indemnification against expenses reasonably incurred in connection therewith.

         Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

         We plan to maintain standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and to us with respect to payments which may be made by us to these officers and directors according to the above indemnification provision or otherwise as a matter of law.

         In addition, we plan to enter into indemnification agreements with our directors and executive officers. Under these agreements, we will indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or our shareholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts of omissions described in the laws of Florida, or for any transaction for which the director or officer derives an improper benefit. We will indemnify for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by our board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under our articles of incorporation.

CASH COMPENSATION

         The following table shows the compensation earned by our president for the period ended August 31, 2002. None of our executive officers earned compensation during the period ended August 31, 2002.

                                   SUMMARY COMPENSATION TABLE

Name and                                                    Other Annual           LTIP        All Other
Principal Position       8/31/02     Salary       Bonus     Compensation        Options/(#)     Payouts
------------------       -------     ------       -----     ------------        -----------    ---------
Michael Zoi                2002        $-0-          0             0                 0             0

OPTIONS GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to the grant of options to purchase shares of common stock during the period from our commencement of operations through August 31, 2002 to each person named in the Summary Compensation Table.

                                                      Percent of
                                Number of           Total Options/
                               Securities            SARs Granted
                               Underlying            To Employees          Exercise Or
                              Options/SARs             In Fiscal           Base Price
      Name                     Granted (#)               Year                ($/Sh)           Expiration Date
      ----                     -----------               ----                ------           ---------------
Michael Zoi, President              --                    --                  --                     --

                          OPTION EXERCISES AND HOLDINGS

         The following table contains information with respect to the exercise of options to purchase shares of common stock for the period through our commencement of operations through August 31, 2002 to (i) our president; and
(ii) each of our executive officers who earned more than $100,000 during this period.

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                    AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                            Number of
                                                                           Securities            Value of
                                                                           Underlying           Unexercised
                                   Shares                                  Unexercised         In-The-Money
                                  Acquired                                Options/SARs         Options/SARs
                                     On                   Value           At FY-End (#)        At FY-End ($)
                                  Exercise              Realized          Exercisable/         Exercisable/
      Name                           (#)                   ($)            Unexercisable        Unexercisable
      ----                           ---                   ---            -------------        -------------
Michael Zoi, President               --                     --                  --                   --

              LONG-TERM INCENTIVE PLANS AWARDS IN LAST FISCAL YEAR

                                      Number         Performance            Estimated Future Payouts Under
                                    of Shares         or Other                Non-Stock Price-Based Plans
                                    Units or        Period Until            -------------------------------
                                  Other Rights       Maturation             Threshold   Target     Maximum
      Name                             (#)            or Payout              ($or #)    ($or #)    ($ or #)
      ----                             ---            ---------              -------    -------    --------
Michael Zoi, President                 --                --                    --         --         --

EMPLOYMENT AGREEMENTS

         We entered into a two-year employment agreement with Peter Novak, commencing October 3, 2002, for part-time provision of his services to us in the form of technical support. This contract provides for annual compensation to Mr. Novak of $50,000. Mr. Novak has agreed that we may accrue this obligation until we have positive cash flow from operations.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to the dividend distribution of our common stock to the shareholders of Ener1, Inc., Ener1, Inc. owned all of our issued and outstanding shares of common stock. Following the dividend distribution, Ener1 Group, Inc., the principal shareholder of Ener1 Inc., will own approximately 99,209,132 shares or approximately 96% of our issued and outstanding shares of common stock.

         On January 23, 2002, Imprimis Technologies, Inc., a subsidiary of Ener1, Inc., entered into a License and Royalty Agreement with Ener1 Group, Inc. This agreement was assigned by Inprimis Technologies to our company, effective August 30, 2002. On the same date, Ener1 Group, Inc. assigned its licensor rights in the license to its subsidiary, Vector Energy Corporation. The license agreement gives us exclusive worldwide rights to develop and market products based on the underlying patent application for neutralizing the harmful affects of electromagnetic radiation in electric power transmission lines and equipment. Vector Energy Corporation also owns the underlying patent application, by virtue of any assignment from Ener1 Group, Inc. Under the license agreement, we are required to pay a royalty of 7.5% of revenue from the products we developed and sell, sublicense or otherwise derive value from under the license.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of our common stock by all shareholders that hold 5% or more of the outstanding shares of our common stock, each director and executive officer (i) immediately prior to the distribution assuming that Ener1, Inc. was the owner of the shares of common stock to be distributed; and (ii) upon the distribution.

         The dividend distribution is for a total of 103,149,000 shares of our common stock. Each record owner of the shares of common stock of Ener1, Inc. as of the record date of _______, 2002 will receive one share of Ener1 Technologies for every three shares of Ener1, Inc. owned. These shares represent approximately 100% of our outstanding common stock. The distribution will be effective upon the effective date of the registration statement registering our shares issued under the dividend distribution. The shares of common stock of Ener1 Technologies to be distributed to the shareholders of Ener1, Inc. will have restrictions on the transferability and resale.

         Except as indicated, each shareholder named has sole voting and investment power for his, her or its shares. In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of the security, or the power to dispose of the security. A person is also considered to be a beneficial owner of any security of which the person has the right to acquire beneficial ownership within sixty days. Unless otherwise stated, the address of each person set forth below is 1601 Clint Moore Road, Boca Raton, FL 33487.

                                              Prior to distribution                 After distribution
                                              ---------------------                 ------------------
Names and address of                     No. of shares        Percentage      No. of shares       Percentage
Beneficial owner                             owned               owned            owned              owned
----------------                             -----               -----            -----              -----
Ener1 Group, Inc.                                  --              --           99,209,132              96%
500 W. Cypress Creek Road
Fort Lauderdale, Florida 33309

Ener1, Inc.                               103,149,000             100%                  --              --
500 W. Cypress Creek Road
Fort Lauderdale, Florida 33309

Boris Zingarevich(1)                               --              --           37,401,827            36.3%
121, ch. Des Curiades a Bornex
Geneve, Switzerland

Peter Novak(1)                                     --              --           31,842,096            30.1%
2110 N. Ocean Blvd., Apt. 8A
Ft. Lauderdale, Florida 33305

R. Michael Brewer                                  --              --                   --              --%
500 W. Cypress Creek Road
Fort Lauderdale, Florida 33309

Michael Zoi(1)                                     --              --           31,842,096            30.1%
500 W. Cypress Creek Road
Fort Lauderdale, Florida 33309

All officers and directors
 as a group (three persons)(1)            103,149,000             100%          99,209,132            96.0%
________________
* represents less than 1%

(1) Beneficial ownership percentage is attributable to interest in Ener1 Group, Inc. which will own 96% of Ener1 Technologies, Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Our articles of incorporation will authorize us to issue up to 200,000,000 shares of common stock of which 103,149,000 shares are issued and outstanding as of the date of this prospectus.

         Holders of common stock are entitled to receive dividends as may be declared by our board of directors from funds legally available for these dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by shareholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued in connection with this offering will be, validly issued, fully paid and non-assessable.

PREFERRED STOCK

         Our articles of incorporation will authorize our board of directors, without shareholder approval, to issue up to 10,000,000 shares of preferred stock to establish one or more series of preferred stock and to determine, with respect to each of these series, their preferences, voting rights and other terms. As of the date hereof, no shares of preferred stock are outstanding.

         If issued, the preferred stock could adversely affect the voting power or other rights of our shareholders or be used, to discourage, delay or prevent a change in control, which could have the effect of discouraging bids for us and prevent shareholders from receiving maximum value for their shares. Although we have no present intention to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

         Ener1, Inc. has issued warrants to Ener1 Group, Inc. to purchase shares of Ener1, Inc. common stock exercisable at $.08 per share. Pursuant to the terms of the warrants, if the warrants are exercised, Ener1 Group, Inc. will also receive up to 23,000,000 shares of our common stock. The warrants are exercisable until September 6, 2012.

TRANSFER AGENT

         The transfer agent and registrar for our common stock is Registrar and Tranfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

                           CERTAIN MARKET INFORMATION

         There has been no market for our common stock prior to this offering. At best, only a limited market is expected to develop for our common stock. Because of this limited market, the price of our common stock after the distribution may fluctuate widely. We expect our common stock to be traded on the OTC Bulleting Board and we cannot guarantee that a trading market for our common stock will develop or, if a market does develop, the depth of the trading market for the common stock or the prices at which the common stock will trade.

         As of the date of this prospectus, 103,149,000 shares of our common stock are outstanding. Of these shares, 99,209,132 shares will be "restricted securities," as this term is defined under the Securities Act, exclusive of the common stock to be distributed under the registration statement of which this prospectus is a part.

         In general, Rule 144 permits a shareholder who has beneficially owned restricted shares of for at least one year to sell without registration, within any three-month period, a number of shares not exceeding the greater of 1% of the then outstanding shares of common stock or, if the common stock is quoted on The Nasdaq Stock Market or an exchange, the average weekly trading volume over a defined period of time, assuming compliance by the issuer with the reporting requirements of Rule 144. If the restricted shares of common stock are held for at least two years by a person not affiliated with the issuer, in general, a person who is not an executive officer, director or principal shareholder of the issuer during the three-month period prior to resale, the restricted shares can be sold without any volume limitation. Any sales of shares by shareholders under Rule 144 may have a depressive effect on the price of an issuer's common stock.

SPECIAL CONSIDERATIONS RELATED TO PENNY STOCKS

         Assuming a trading market for our common shares develops, we anticipate that for the immediate future our share will become subject to the penny stock rules under the Securities Exchange Act of 1934. We will continue to be subject to these rules until the price of our stock exceeds $5.00, or we maintain minimum tangible net worth of at least $2 million or average revenues of $6,000,000.

         The penny stock rules require broker-dealers to deliver standardized risk disclosure document prepared by the SEC prior to a transaction in a penny stock. This document provides information about penny stocks and the risks in the penny stock market. The broker-dealers must also provide the customer the following:

         -        current bid and offer quotations for the penny stock,
         - the compensation of the broker-dealer and its salesperson in the transaction, and
         - monthly account statements showing the market value of each penny stock held in the customer's account

         The broker dealer must give the quotations and compensation information to the customer, orally or in writing, prior to completing the transaction. They must give this information to the customer, in writing, before or with the customer's confirmation.

         In addition, the penny stock rules require that, prior to a transaction in a penny stock, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser. The broker and/or dealer must receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of purchases in our common stock and trading activity in the secondary market for our common stock. If our common stock becomes subject to the penny stock rules, it will be more difficult for you to sell the common stock. This may reduce the value of your shares.

                                  LEGAL MATTERS

         Adorno & Yoss, P.A., Fort Lauderdale, Florida, will opine as to the validity of the common stock offered by this prospectus and legal matters for us.

                                     EXPERTS

         The financial statements as of August 31, 2002 and for the period from inception (January 23, 2002) through August 31, 2002 appearing in this registration statement have been audited by Kaufman, Rossin & Co., independent certified public accountants, as set forth in their report dated October 4, 2002 appearing elsewhere herein, and are included in reliance upon such report given upon the authority of this firm as experts in accounting and auditing.

                                                        ENER1 TECHNOLOGIES, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------
                                                            FINANCIAL STATEMENTS
                                                                 AUGUST 31, 2002










C O N T E N T S
                                                                          Page
--------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT                                               F-1

         Balance Sheet                                                     F-2

         Statement of Operations                                           F-3

         Statement of Deficiency in Assets                                 F-4

         Statement of Cash Flows                                           F-5

         Notes to Financial Statements                                   F-6-F-9

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors and Stockholder
Ener1 Technologies, Inc.


We have audited the accompanying balance sheet of Ener1 Technologies, Inc. (a development stage company), as of August 31, 2002, and the related statements of operations, deficiency in assets and cash flows for the period from inception (January 23, 2002) through August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ener1 Technologies, Inc., as of August 31, 2002, and the results of its operations and its cash flows for the period from inception (January 23, 2002) through August 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses, negative cash flows from operations and expected cash requirements for 2003 raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                            KAUFMAN, ROSSIN & CO.

Miami, Florida
October 4, 2002

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AUGUST 31, 2002
=================================================================================================================
ASSETS
=================================================================================================================

PROPERTY AND EQUIPMENT, net (Note 3)                                                       $          13,343
-----------------------------------------------------------------------------------------------------------------

              TOTAL ASSETS                                                                 $          13,343
-----------------------------------------------------------------------------------------------------------------

LIABILITIES AND DEFICIENCY IN ASSETS
=================================================================================================================

CURRENT LIABILITIES
     Accounts payable and accrued expenses                                                 $          21,739
     Due to stockholder                                                                              109,391
-----------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                                   131,130
-----------------------------------------------------------------------------------------------------------------

DEFICIENCY IN ASSETS
     Common stock, $.01 par value, 200,000,000 shares
         authorized, 100 shares issued and outstanding                                                     1
     Additional paid-in capital                                                                          999
     Deficit accumulated during the development stage                                               (118,787)
-----------------------------------------------------------------------------------------------------------------
         Total deficiency in assets                                                                 (117,787)
-----------------------------------------------------------------------------------------------------------------

              TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                                   $          13,343
=================================================================================================================





















                             See accompanying notes.

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
PERIOD FROM INCEPTION (JANUARY 23, 2002) THROUGH AUGUST 31, 2002
============================================================================================================================

============================================================================================================================
EXPENSES:
     Consulting fees                                                                                  $          66,290
     Compensation and benefits                                                                                   35,860
     General and administrative                                                                                  16,637
----------------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                                              $         118,787
============================================================================================================================

Loss per share:
     Basic                                                                                            $           1,187.87
     Diluted                                                                                          $           1,187.87
----------------------------------------------------------------------------------------------------------------------------

Shares used in computing loss per share:
     Basic                                                                                                          100
     Diluted                                                                                                        100
============================================================================================================================



















                             See accompanying notes.

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF DEFICIENCY IN ASSETS
PERIOD FROM INCEPTION (JANUARY 23, 2002) THROUGH AUGUST 31, 2002
===============================================================================================================================

                                                            Common Stock,                           Deficit
                                                     $.01 par value; 200,000,000                  Accumulated
                                                          shares authorized       Additional       During the
                                                     ---------------------------   Paid-in        Development
Transaction                                          Shares        Par Value       Capital           Stage            Total
===============================================================================================================================
Issuance of common stock for cash (June 13, 2002)      100         $       1      $   999       $         --       $     1,000

Net loss for the period ended August 31, 2002           --                --           --           (118,787)         (118,787)
-------------------------------------------------------------------------------------------------------------------------------

Total                                                  100         $       1      $   999       $   (118,787)      $  (117,787)
===============================================================================================================================

























                             See accompanying notes.

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
PERIOD FROM INCEPTION (JANUARY 23, 2002) THROUGH AUGUST 31, 2002
================================================================================================================================

================================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                                 $         (118,787)
--------------------------------------------------------------------------------------------------------------------------------
    Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation                                                                                                         919
       Changes in operating assets and liabilities:
          Accounts payable and accrued expenses                                                                          21,739
--------------------------------------------------------------------------------------------------------------------------------
              Total adjustments                                                                                         (22,658)
--------------------------------------------------------------------------------------------------------------------------------
                 Net cash used in operating activities                                                                  (96,129)
--------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                                                (14,262)
--------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of common stock                                                                                              1,000
    Advances from stockholder                                                                                           109,391
--------------------------------------------------------------------------------------------------------------------------------
                 Net cash provided by financing activities                                                              110,391
--------------------------------------------------------------------------------------------------------------------------------

CHANGE IN CASH, representing cash balance at August 31, 2002                                                 $               --
================================================================================================================================


Supplemental Disclosures:
--------------------------------------------------------------------------------------------------------------------------------

    Interest paid                                                                                            $               --
================================================================================================================================

    Income taxes paid                                                                                        $               --
================================================================================================================================



















                             See accompanying notes.

ENER1 TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

         ORGANIZATION AND BUSINESS ACTIVITY

         Ener1, Technologies, Inc. (the "Company") was incorporated on June 13, 2002 in the State of Florida as a wholly owned subsidiary of Inprimis, Inc. (the "Parent" or "Inprimis"). The Parent is currently doing business under the name Ener1, Inc. and is publicly traded on the OTC BB under the symbol "INPM". The Company operated as a division of Inprimis, Inc. from January 23, 2002 to the date of incorporation. The results of operations prior to incorporation are included in these financial statements.

         The Company was formed to develop under a license agreement entered into with Ener1 Group, Inc. (Ener1 Group) the majority shareholder of Inprimis, a new line of products for the active and intelligent control and management of the transmission and distribution of electric power. To date the Company has not developed any products.

         The Company is considered to be in the development stage, and the accompanying financial statements represent those of a development stage company.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the period presented. Actual results could differ from those estimates.

         PROPERTY AND EQUIPMENT

         Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense in the period incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is 5 years.

         INCOME TAXES

         Income taxes are accounted for under Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS No. 109). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance if it is more likely than not that the Company will not realize the benefits of the deferred tax assets.

--------------------------------------------------------------------------------
NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

         NET LOSS PER SHARE

         Basic net loss per share excludes dilution and is computed by dividing the loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted loss per share is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period and dilutive potential common shares outstanding unless consideration of such dilutive potential common shares would result in anti-dilution. There were no potentially dilutive securities outstanding during the period ended August 31, 2002.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS AND INTERPRETATIONS.

         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method over its useful life. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management believes adoption of this statement will not have a material effect on the financial statements of the Company.

         In April 2002, the FASB issued SFAS No.145, Rescission of FASB Statement No's. 4, 44, and 64, Amendment of FASB Statement No.13 and Technical Corrections. This statement, among other things, eliminates an inconsistency between required accounting for certain sale-leaseback transactions and provides for other technical corrections. Management believes adoption of this statement will not have a material effect on the financial statements of the Company.

         In June 2002, the FASB issued SFAS No.146, Accounting for Costs Associated with Exit or Disposal Activities. This statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3. The statement is effective for exit or disposal costs initiated after December 31, 2002, with early application encouraged. The Company has not yet adopted this statement, and management has not determined the impact of this statement on the financial statements of the Company.

--------------------------------------------------------------------------------
NOTE 2.  GOING CONCERN
--------------------------------------------------------------------------------

         The Company has been in the development stage since its inception in January 2002 and has sustained losses and incurred negative cash flows from operations. To date, the Parent has provided debt and equity necessary to fund the operations of the Company. It is likely that the Company's operations will continue to consume cash into 2003. The continuing existence of the Company depends on its ability to meet future financing requirements and the success of future operations. Such conditions, among others, give rise to substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

         Management's plans with respect to financing the future operations of the Company are to "spin-off" the Company from the Parent and raise capital through an initial public offering of the stock of the Company.

--------------------------------------------------------------------------------
NOTE 3.  PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

         At August 31, 2002, property and equipment consisted of $14,262 of computer equipment, net of accumulated depreciation of $919.

--------------------------------------------------------------------------------
NOTE 4. RELATED PARTY TRANSACTION
--------------------------------------------------------------------------------

         On January 23, 2002, Inprimis entered into a three-year license agreement with Ener1 Group. This agreement was assigned by Inprimis to the Company effective August 30, 2002. The license agreement gives the Company exclusive worldwide rights to develop and market products based on Ener1 Group's patent application for neutralizing the harmful affects of electromagnetic radiation in electric power transmissions lines and equipment. In exchange, the Company shall pay Ener1 Group royalties for the sale, use, lease or other disposition of the licensed products, as defined.

--------------------------------------------------------------------------------
NOTE 5.  INCOME TAX BENEFIT
--------------------------------------------------------------------------------

         The income tax benefit for the period ended August 31, 2002 consisted of the following:

         Deferred:
           Federal                                       $          41,000
           State                                                     4,000
         Increase in valuation allowance                           (45,000)
         -----------------------------------------------------------------------
                                                         $              --
         =======================================================================

--------------------------------------------------------------------------------
NOTE 5.  INCOME TAX BENEFIT (Continued)
--------------------------------------------------------------------------------

         The difference between the tax benefit and the amounts computed by applying the federal statutory tax rates to the loss before income taxes is due to an increase in the valuation allowance and state income tax benefits.

         As of August 31, 2002, the Company had generated cumulative net operating losses of approximately $120,000 resulting in a deferred tax asset of approximately $45,000. This deferred tax asset is offset by a valuation allowance of the same amount. Net operating loss carryforwards expire beginning in the year 2022.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Until _________, 2002 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                 Page
                                                 ----

Prospectus Summary............................... 3
Summary Financial Data........................... 4         103,149,000 SHARES
Risk Factors..................................... 5
The Distribution................................. 8                ENER1
Federal Income Tax Consequences.................. 9         TECHNOLOGIES, INC.
Dividend Policy.................................. 10
Management's' Discussion and Analysis of                       COMMON STOCK
Financial Condition and Results of
Operations....................................... 10
Business......................................... 12
Management....................................... 16            PROSPECTUS
Certain Relationships and Related
  Transactions................................... 20
Principal Shareholders........................... 20
Description of Securities........................ 22
Certain Market Information....................... 23        ______________, 2002
Legal Matters.................................... 24
Experts.......................................... 24
Index to Financial Statements.....................F-1

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation (the "Articles") and Bylaws provide that our company shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of our company in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors of for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities made hereby. Ener1 Technologies is responsible for the payment of all expenses in connection with the distribution.

         SEC registration fee                                        $       95
         Blue Sky filing fees and expenses                                1,000*
         Printing and engraving expenses                                  5,000*
         Legal fees and expenses                                         20,000*
         Accounting fees and expenses                                    10,000*
         Miscellaneous                                                    1,000*
                                                                     ----------
         Total                                                       $   37,095
                                                                     ==========
         ____________
         *Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         In June 2002, Ener1 Technologies issued 100 shares of its common stock to Ener1, Inc., its parent company for a nominal consideration as part of the organization of Ener1 Technologies. Ener1, Inc. was an accredited investor. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as Amended. Thereafter, in preparation for the spin-off of the shares covered by this registration statement to the shareholders of Ener1, Inc., Ener1 Technologies undertook a forward split of 1,031,490 shares for each share of common stock of Ener1 Technologies. After the forward split, Ener1, Inc. owned 103,149,000 shares of Ener1 Technologies' common stock.

ITEM 27. EXHIBITS.

Exhibits    Description Of Document
--------    -----------------------

3.1         Articles of Incorporation
3.2         By-laws
5.1         Opinion of Adorno & Yoss, P.A.*
10.1        License and Royalty Agreement between ENER1 Holdings,  Inc.
            and Inprimis Technologies, Inc. dated January 23, 2002
10.2        Assignments of License and Royalty Agreement dated August 30, 2002
10.3        Amendment to License and Royalty Agreement dated October 4, 2002
10.4        Employment Agreement with Peter Novak dated October 4, 2002
23.1        Consent of Kaufman & Rossin, P.A.
23.2        Consent of Adorno & Yoss, P.A. is included in Exhibit 5

*  To be supplied by Amendment

ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement which includes any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on November 6, 2002.

                                              ENER1 TECHNOLOGIES, INC.


                                              By: /s/ Michael Zoi
                                              -------------------
                                              Michael Zoi, President

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                            TITLE                                      DATE
        ---------                            -----                                      ----
/s/ Michael Zoi                     Director, President and Principal
---------------------               Executive Officer                              November 6, 2002
Michael Zoi


/s/ Peter Novak                     Director and Vice President                    November 6, 2002
---------------------
Peter Novak


/s/ R. Michael Brewer               Chief Financial Officer and Principal          November 6, 2002
---------------------               Financial Accounting Officer
R. Michael Brewer


                                INDEX TO EXHIBITS


EXHIBITS     DESCRIPTION OF DOCUMENT
--------     -----------------------

3.1          Articles of Incorporation
3.2          By-Laws
10.1         License and Royalty Agreement between ENER1 Holdings,
             Inc. and Inprimis  Technologies,  Inc. dated January 23, 2002
10.2         Assignments of License and Royalty Agreement dated August 30, 2002
10.3         Amendment to License and Royalty Agreement dated October 4, 2002
10.4         Employment Agreement with Peter Novak dated October 4, 2002
23.1         Consent of Kaufman & Rossin, P.A.